UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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US FOODS HOLDING CORP.
(Name of Registrant as Specified In Its Charter)

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PROXY SUPPLEMENT

Supplementary Information About the 2022 Annual Meeting of Shareholders
scheduled to be held at 9399 W. Higgins Road, Suite 100, Rosemont, Illinois 60018,

at 9:00 a.m. Central Daylight Time on Wednesday, May 18, 2022

This proxy statement (the “Supplement”) supplements and amends the definitive proxy statement dated April 11, 2022 (the “Proxy Statement”) of US Foods Holding Corp. (the “Company”) furnished to holders of Company common stock, par value $0.01 per share (“Common Stock”), in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for the 2022 annual meeting of shareholders scheduled to be held on May 18, 2022 (including any adjournments, postponements or continuations thereof, the “2022 Annual Meeting”) at 9399 W. Higgins Road, Suite 100, Rosemont, Illinois 60018, at 9:00 a.m. Central Daylight Time. The record date for the determination of the shareholders who are entitled to vote at the 2022 Annual Meeting has not changed as a result of the supplemental information provided herein and remains the close of business on March 21, 2022. The Proxy Statement and accompanying WHITE proxy card were first mailed to shareholders on or about April 11, 2022. This Supplement, which includes additional information that should be read in conjunction with the Proxy Statement, is dated May 10, 2022.

Cooperation Agreement

On May 10, 2022, the Company announced that it entered into a cooperation agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP, a Delaware limited partnership, and certain of its affiliates (collectively “Sachem Head”).

Pursuant to the Cooperation Agreement, Sachem Head has withdrawn its notice of stockholder nomination (the “Nomination Notice”) and committed not to submit any proxies that it has solicited in connection with the 2022 Annual Meeting. The Company has agreed to, among other things, (i) increase the size of the Company’s board of directors (the “Board”) to thirteen (13) directors immediately following the Company’s 2022 Annual Meeting; (ii) appoint to the Board Scott Ferguson (the “Sachem Head Director”) along with David Toy and James Barber, Jr. (the “Independent Directors” and, together with the Sachem Head Director, the “New Directors”), effective immediately following the 2022 Annual Meeting;1 (iii) establish a new committee of the Board, consisting of five directors, which is charged with the search for a new chief executive officer of the Company (such committee, the “Search Committee”); (iv) appoint the Sachem Head Director and Mr. Toy to the Search Committee; (v) appoint at least one New Director to each standing committee of the Board and any new committee(s) that may be established; and (vi) following the Company’s hiring of a new permanent Chief Executive Officer of the Company (“CEO”), increase the size of the Board to fourteen (14) directors and appoint such CEO to the Board.

The Cooperation Agreement provides that Sachem Head will vote all shares of Common Stock beneficially owned by it and over which it has direct or indirect voting power in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company and (ii) any other proposal submitted to shareholders; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any proposals (other than the election, removal or replacement of directors), Sachem Head will be permitted to vote in accordance with the ISS or Glass Lewis recommendation; and provided, further, that Sachem Head will be permitted to vote in its sole discretion with respect to any extraordinary transaction.

Sachem Head has agreed to customary standstill obligations and mutual non-disparagement provisions until: the later of (i) the earlier of (A) thirty (30) days prior to the nomination deadline pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) in connection with the Company’s 2023 annual meeting of shareholders and (B) one hundred twenty (120) days prior to the first anniversary of the Company’s 2022 Annual Meeting, and (ii) fifteen (15) days following the date that the Sachem Head Director no longer serves on the Board. The scope of these obligations and other terms are set forth in full in the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Company has agreed to reimburse Sachem Head $3.1 million for documented out-of-pocket costs, fees and expenses (including attorney's fees and other legal expenses and expenses related to the engagement of other advisors and consultants) incurred by Sachem Head in connection with its engagement with the Company, the negotiation and execution of the Cooperation Agreement and related matters.

1 The New Directors will be added to the Board immediately following the 2022 Annual Meeting at the Company’s request in order to avoid a possible postponement or adjournment of the 2022 Annual Meeting due to mechanical issues that would be associated with distributing revised proxy materials and soliciting support for the election of the New Directors at the 2022 Annual Meeting.

Voting of Proxies

In light of the developments described herein, the Board has determined not to renominate Pietro Satriano for reelection at the 2022 Annual Meeting. The Board's remaining nominees for election by holders of shares of Common Stock now consist of Cheryl A. Bachelder, Court D. Carruthers, Robert M. Dutkowsky, Marla Gottschalk, Sunil Gupta, Carl Andrew Pforzheimer, Quentin Roach, David M. Tehle and Ann E. Ziegler. Votes for Mr. Satriano on any WHITE proxy card submitted by shareholders to the Company will be disregarded, notwithstanding the fact that Mr. Satriano will remain listed as a nominee for election on the WHITE proxy card. If you have voted on a WHITE proxy card, the persons named as proxies on the proxy card will vote as you previously instructed with respect to the remaining nominees, as well as with respect to the other proposals on the proxy card. If you have already submitted a proxy card and you do not wish to change your vote, you do not have to take any further action. The Board recommends that you not sign, return or vote on any gold proxy card previously sent to you by or on behalf of Sachem Head because they will not be submitted by Sachem Head. If you have voted for any of Sachem Head's nominees on a gold proxy card, none of these proxies will be submitted.

The Board unanimously recommends that you vote FOR the election of the nine (9) nominees proposed by the Board on the WHITE proxy card: Cheryl A. Bachelder, Court D. Carruthers, Robert M. Dutkowsky, Marla Gottschalk, Sunil Gupta, Carl Andrew Pforzheimer, Quentin Roach, David M. Tehle and Ann E. Ziegler.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the WHITE voting instruction form, to vote your shares in line with the Board’s recommendations on the WHITE voting instruction form, whether or not you plan to attend the 2022 Annual Meeting.

This Supplement and other materials related to the 2022 Annual Meeting are also available at https://www.VoteforUSFoods.com. If you have any questions or need assistance voting, please contact Okapi Partners LLC, our proxy solicitor assisting us in connection with the 2022 Annual Meeting:

Okapi Partners LLC
1212 6th Avenue, Floor 24
New York, NY 10036
Banks and Brokers Call: (212) 297-0720
or
Shareholder and All Others Call Toll-Free: (877) 285-5990
Email: info@okapipartners.com

Election of Directors

The Bylaws provide that if the number of nominees for election at a shareholder meeting exceeds the number of nominees to be elected, the nominees shall be elected by the votes of a plurality of the shares of Common Stock represented in person or by proxy at such meeting and entitled to vote on the election of nominees. As previously disclosed in the Proxy Statement, on February 18, 2022, Sachem Head provided the Nomination Notice to the Corporate Secretary of the Company, stating that Sachem Head intends to nominate director candidates for election at the Annual Meeting. Under the terms of the Cooperation Agreement, Sachem Head withdrew the Nomination Notice on May 9, 2022.

In light of the timing of the 2022 Annual Meeting, the Board has not changed the plurality vote standard. The nine nominees for election by the holders of shares of Common Stock and the holders of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), voting together as a single class, who receive the highest number of affirmative votes properly cast will be elected, provided that a quorum is present at the 2022 Annual Meeting. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the nominees for election as directors as a group, or for or withheld from each individual nominee. Shares that are not represented at the 2022 Annual Meeting, withhold votes and broker non-votes will have no effect on the outcome of the election. The Company and Sachem Head have agreed to the mechanics described herein in order to avoid an unnecessary adjournment or postponement of the 2022 Annual Meeting.

Additional Information

As previously disclosed, holders of Series A Preferred Stock, voting as a separate class, will vote on the election of a tenth director nominee, Nathaniel H. Taylor, designated by KKR Fresh Aggregator L.P. and KKR Fresh Holdings L.P. under the terms of an Investment Agreement, dated as of April 21, 2020.